At the Special Meeting of Shareholders, which was held on October 19, 2001, the following actions were taken:
Item 1. To elect a Board of Trustees.
                               MFS        MFS Global    MFS Global MFS
                               Emerging   Conservative  Health     International
                               Markets    Equity Fund   Sciences   Core Equity
                               Debt Fund                Fund       Fund
Jeffrey L.Shames  Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
John W. Ballen    Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
Lawrence H.Cohn,  Affirmative   106,904.457   150,000  150,729.751  151,901.731
M.D.              Withhold            0.000     0.000        0.000        0.000
Sir J.David       Affirmative   106,904.457   150,000  150,729.751  151,901.731
Gibbons, KBE      Withhold            0.000     0.000        0.000        0.000
William R. Gutow  Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
J. Atwood Ives    Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
Abby M. O'Neill   Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
Lawrence T.Perera Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
Wiliam J. Poorvu  Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
Arnold D. Scott   Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
J. Dale Sheratt   Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
Elaine R. Smith   Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
Ward Smith        Affirmative   106,904.457   150,000  150,729.751  151,901.731
                  Withhold            0.000     0.000        0.000        0.000
Item 2. To authorize the Trustees to adopt an amended and restated Declaration of Trust.
                                      Affirmative    Against       Abstain
MFS Emerging Markets Debt Fund        106,904.457    0.000         0.000
MFS Global Conservative Equity Fund   150,000.000    0.000         0.000
MFS Global Health Sciences Fund       150,729.751    0.000         0.000
MFS International Core Equity Fund    151,901.731    0.000         0.000
Item 3. To amend, remove or add certain fundamental policies.
                                      Affirmative    Against      Abstain
MFS Emerging Markets Debt Fund        106,904.457    0.000        0.000
MFS Global Conservative Equity Fund   150,000.000    0.000        0.000
MFS Global Health Sciences Fund       150,729.751    0.000        0.000
MFS International Core Equity Fund    151,901.731    0.000        0.000
Item 4. To approve a new investment advisory agreement with Massachusetts Financial Services Company.
                                      Affirmative    Against      Abstain
MFS Emerging Markets Debt Fund        106,904.457    0.000        0.000
MFS Global Conservative Equity Fund   150,000.000    0.000        0.000
MFS Global Health Sciences Fund       150,729.751    0.000        0.000
MFS International Core Equity Fund    151,901.731    0.000        0.000
Item 5. To ratify the selection of the independent public accountants for the current fiscal year.
                                      Affirmative    Against      Abstain
MFS Emerging Markets Debt Fund        106,904.457    0.000        0.000
MFS Global Conservative Equity Fund   150,000.000    0.000        0.000
MFS Global Health Sciences Fund       150,729.751    0.000        0.000
MFS International Core Equity Fund    151,901.731    0.000        0.000